                                                 EXHIBIT 11
                                  COMPUTATION OF EARNINGS PER COMMON SHARE

                                                        Three Months Ended            Six Months Ended
                                                             June 30                    June 30
                                                  --------------------------    -------------------------
                                                      1995           1994           1995          1994
                                                  ------------  ------------    ------------  -----------
Earnings per common and common equivalent share

Net loss available to common
  and equivalent shares                           $(  129,675)  $(   23,014)    $(  444,598)  $(   26,773)
                                                    =========     =========       =========     =========
Weighted average common shares
  outstanding                                       1,749,163     1,503,305       1,690,970     1,503,305
Adjustments
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                  -         17,008         58,193        17,008
                                                    ---------     ---------       ---------     ---------

Total common and equivalent shares                  1,749,163     1,520,313       1,749,163     1,520,313
                                                    =========     =========       =========     =========
Loss per common and equivalent share
  after preferred dividends                       $(      .07)  $(      .02)    $(      .25)  $(      .02)
                                                    =========     =========       =========     =========

Fully diluted earnings per common and common equivalent share

Net income (loss) available to common
  and equivalent shares                           $(  129,675)  $(   23,014)    $(  444,598)  $(   26,773)
                                                    =========     =========       =========     =========
Weighted average common shares
  outstanding                                       1,749,163     1,503,305       1,690,970     1,503,305
Adjustments
  Assumed conversion of Class B Variable Rate
    Cumulative Convertible Preferred Stock                  -         17,008         58,193        17,008
                                                    ---------     ---------       ---------     ---------

Total common and equivalent shares                  1,749,163     1,520,313       1,749,163     1,520,313
                                                    =========     =========       =========     =========
Loss per common and equivalent share
  after preferred dividends                       $(      .07)  $(      .02)    $(      .25)  $(      .02)
                                                    =========     =========       =========     =========

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